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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

  Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

       Date of Report (Date of earliest event reported): December 1, 1996

                             USA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

Pennsylvania                           33-70882                  23-269963
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer)
of  incorporation)                                           Identification No.)

                                200 Plant Avenue
                           Wayne, Pennsylvania 19087
                    (Address of principal executive offices)


Registrant's telephone number, including area code:   (610) 989-0340

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Item 5. Other Events

         Edward J. Sullivan resigned as Chief Financial Officer, Senior Vice President and Treasurer of the Company, effective December 1, 1996, for personal reasons. Mr. Sullivan has agreed to act as a part-time consultant to the Company through February 28, 1997. The Company has agreed that 21,000 of the 50,000 options granted to Mr. Sullivan during May 1996 have become vested as of December 1, 1996 and the balance thereof have been canceled. The employment agreement of Mr. Sullivan was canceled effective December 1, 1996.

         The Company appointed Keith L. Sterling as interim Chief Financial Officer and Treasurer of the Company. Mr. Sterling also serves as Executive Vice President - Operations, Secretary and as a Director of the Company.

         The Company authorized a reduction in the exercise price of each 1996 Common Stock Purchase Warrant ("1996 Warrants") from $.40 to $.20 during the period of time commencing November 1, 1996 and ending at the close of business on December 31, 1996. As of December 16, 1996, a total of 1,218,000 1996 Warrants have been exercised at $.20 each with total gross proceeds to the Company of $260,100, and 3,982,000 1996 Warrants remain unexercised.

         The Company authorized the issuance of up to 160,000 shares of Common Stock to a consultant to the Company, as compensation for services to be rendered to the Company. Such shares of Common Stock shall be issued to the consultant at the rate of 40,000 shares per month, commencing in December 1996, and continuing each month thereafter. The Company has agreed to register such shares under the Act pursuant to a Form S-8 to be filed with the Securities and Exchange Commission.

         The Company reduced from $.65 to $.45 the exercise price of the options to purchase up to 400,000 shares of Common Stock issued to Stephen P. Herbert in April 1996 and of the options to purchase up to 50,000 shares of the Common

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Stock issued to Keith L. Sterling in May 1996. The new exercise price of these options was equal to or greater than the fair market value of the Common Stock on November 27, 1996, the date of such reduction.

         On December 5, 1996, the Company entered into an agreement with International Business Machines Corporation ("IBM") pursuant to which it was appointed an "IBM Personal Computer Value-Added Reseller." The agreement is for a twelve month period commencing January 1, 1997 and can be terminated by either party by one month's prior notice. The Company anticipates utilizing IBM personal computers in connection with its Business Express(TM) and Computer Express(TM) products.

         During November 1996, the Company issued to employees and a consultant options to purchase up to an aggregate of 110,000 shares of Common Stock, 60,000 of which are exercisable at $.50 and 50,000 of which are exercisable at $.65. The exercise price of the options granted was equal to or greater than the fair market value of the Common Stock on the date of the grant. All of such options are non-qualified stock options and are not part of a qualified stock option plan. The aforementioned options as well as the Common Stock underlying those options have not been registered by the Company under the Act or under any state securities law.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               USA TECHNOLOGIES, INC.



                                               By:  /s/ George R. Jensen, Jr.
                                                   ----------------------------
                                                      George R. Jensen, Jr.
                                                      President and Chief
                                                      Executive Officer

December 19, 1996

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                                  EXHIBIT INDEX

Exhibit Number                          Description
--------------                          -----------
10.1 Separation and Consulting Agreement Between the Company and Edward J. Sullivan dated December 17, 1996.